As filed with the Securities and Exchange Commission on September 25, 2003

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

eSPEED, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-4063515
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

135 East 57th Street
New York, New York 10022
(212) 938-5000

(Address, including zip code, of Principal Executive Offices)

eSPEED, INC.
1999 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan or Agreement)

Stephen M. Merkel
Executive Vice President,
General Counsel and Secretary
eSpeed, Inc.
135 East 57th Street
New York, New York 10022
(212) 938-5000

(Name, address, and telephone number,
including area code, of agent for service)

Copies to:
Christopher T. Jensen
Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
(212) 309-6000
Fax: (212) 309-6001

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Class A common stock, $.01 par value per share	19,800,000	$25.555(2)	$505,989,000	$40,935

(1)	Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of Class A common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the eSpeed, Inc. 1999 Long-Term Incentive Plan.
(2)	Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low sale prices reported on the NASDAQ National Market for September 22, 2003.
(3)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by ..00008090.

INCORPORATION BY REFERENCE

The Registrant previously registered 10,200,000 shares of Class A common stock, $.01 par value per share, with respect to the eSpeed, Inc. 1999 Long-Term Incentive Plan pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 7, 2000 (Reg. No. 333-34324). The contents of such Registration Statement are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 25, 2003.

eSPEED, INC.
By:	/s/ Howard W. Lutnick
Howard W. Lutnick Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Howard W. Lutnick	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	September 25, 2003

Howard W. Lutnick

/s/ Jeffrey M. Chertoff	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 25, 2003

Jeffrey M. Chertoff

/s/ Lee M. Amaitis	Global Chief Operating Officer and Director	September 25, 2003

Lee M. Amaitis

/s/ Stephen M. Merkel	Executive Vice President, General Counsel, Secretary and Director	September 25, 2003

Stephen M. Merkel

/s/ Joseph C. Noviello	Executive Vice President, Chief Information Officer and Director	September 25, 2003

Joseph C. Noviello

/s/ Larry R. Carter	Director	September 25, 2003

Larry R. Carter

/s/ John H. Dalton	Director	September 25, 2003

John H. Dalton

/s/ William J. Moran	Director	September 25, 2003

William J. Moran

/s/ Henry Morris	Director	September 25, 2003

Henry Morris

/s/ Albert M. Weis	Director	September 25, 2003

Albert M. Weis

EXHIBITS

Exhibit	Description
4.1	Amended and Restated Certificate of Incorporation of eSpeed, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-87475)).

4.2	Second Amended and Restated By-Laws of eSpeed, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report for the quarter ended March 31, 2000 (Reg. No. 000-28191)).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).